Notice of Guaranteed Delivery

to Tender Auction Preferred Shares

of

THE DENALI FUND INC.

Pursuant to the Offer to Purchase

dated May 18, 2010

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the APS Shares (as defined below) of the Fund and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary on or before 5:00 P.M., Eastern time, June 16, 2010, or such later date to which the Offer is extended (the "Expiration Date"). Such form may be delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before 5:00 P.M., Eastern Time on the Expiration Date. See Section 4 of the Offer to Purchase.

The Depositary for the Offer is:

 THE COLBENT CORPORATION
BY FIRST CLASS MAIL ONLY:
The Colbent Corporation for
The Denali Fund Inc. Tender Offer
Att: Corporate Actions
PO Box 859208
Braintree, MA 02185-9208

BY OVERNIGHT DELIVERY:
The Colbent Corporation for
The Denali Fund Inc. Tender Offer
Att: Corporate Actions
161 Bay State Road
Braintree, MA 02184

Guarantee of Delivery Fax # 1-781-930-4939
Guarantee of Delivery Confirmation # 1-781-930-4900

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to The Denali Fund Inc., a closed-end, non-diversified, investment management company organized as a Maryland corporation (the “Fund”) and as named below, upon the terms and subject to the conditions set forth in its Offer to Purchase dated May 18, 2010 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, APS Shares (as defined below), pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

For The Denali Fund Inc., a Maryland corporation, "APS Shares" means its outstanding Series A auction preferred shares, par value $0.0001 per share ("APS Shares"), with a liquidation preference of $25,000 per share.

The Denali Fund Inc.
________________________________________
Name of Fund

__________________________________
Signature

[  ] check here if the shares will be tendered

_________________________________________
Name(s) of Tendering Institution by book-entry transfer

_________________________________________
(Address)

_________________________________________

_________________________________________
(City, State)

_________________________________________
(Zip)

_________________________________________
(Area code and telephone number)

_________________________________________
(Account number)

 ________________________________________
Number of APS Shares tendered

Guarantee
(Not to be Used for Signature Guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) "own(s)" the APS Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of APS Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the APS Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the NYSE Amex after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

The Denali Fund Inc.
______________________________________________________________________________
                                 (Name of Fund)

______________________________________________________________________________
                                 (Name of Firm)

______________________________________________________________________________
                             (Authorized Signature)

______________________________________________________________________________
                                     (Name)

______________________________________________________________________________
                                    (Address)

______________________________________________________________________________
                                   (Zip Code)

______________________________________________________________________________
                        (Area Code and Telephone Number)

Dated: _______, 2010.